NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT
INCORPORATED UNDER THE LAWS OF THE STATE OF

Delaware

NUMBER		SHARES
0000		

Advanced Ventures Corp.

AUTHORIZED COMMON STOCK: 200,000,000 SHARES
PAR VALUE: $.0001

THIS CERTIFIES THAT

SPECIMEN ONLY NON-TRANSFERABLE

Is The Record Holder Of

Shares of Advanced Ventures Corp. Common Stock

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

Dated:

PRESIDENT

SECRETARY


CORPORATE
CORPORATE
Seal
Delaware
CORPORATE

NOT VALID UNLESS COUNTERSIGNED BY TRANSFER AGENT

Countersigned & Registered

Nevada Agency and Trust Company
50 West Liberty Street • Suite 880 • Reno Nevada 89501 By: ______________

Authorized Signature